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                                              MONTHLY SERVICERCERTIFICATE
                                         (This represents Series 1998-A only)
                                        MONTHLY PERIOD ENDING FEBRUARY 28, 2003
                                      Bank of America, National Association (USA)
                                   _________________________________________________
                                              BA MASTER CREDIT CARD TRUST
                                   _________________________________________________


1.   Capitalized terms used in this Certificate have their respective meanings set forth in the
     Pooling and Servicing Agreement; provided, that the Monthly Periodshall mean the Monthly Period immediately preceding the calendar month in which this

2.   Bank of America, National Association (USA) is Servicer under the Pooling and Servicing
     Agreement.

3.   The undersigned is a Servicing Officer.

4.   The date of this Certificate is a Determination Date under the Pooling and Servicing Agreement.

5.   The aggregate amount of Collections processed during the preceding Monthly Period was
     equal to (excluding Annual Membership Fees and Interchange)                                       $992,626,419.28
                                                                                                       ---------------

6.   The Aggregate Investor Percentage of Receivables processed by the Servicer during the
     preceding Monthly Period was equal to                                                             $ 52,018,212.24
                                                                                                       ---------------

7.   The Aggregate Investor Percentage of Collections of Finance Charge Receivables processed by the Servicer during the preceding Monthly Period was equal to (excluding Annual
     Membership Fees and Interchange)                                                                  $  4,949,904.27
                                                                                                       ---------------

8.   The aggregate amount of Receivables processed by the Servicer as of the end
     of the last day of the preceding Monthly Period                                                   $939,974,923.10
                                                                                                       ---------------

9.   Of the balance on deposit in the Finance Charge Account, the amount attributable to the
     Aggregate Investor Percentage of Collections processed by the Servicer during the
     preceding Monthly Period                                                                          $  6,105,670.18
                                                                                                       ---------------

10.  Of the balance on deposit in the Principal Account, the amount attributable to the
     Aggregate Investor Percentage of Collections processed by the Servicer during the preceding
     Monthly Period                                                                                    $ 88,569,482.90
                                                                                                       ---------------

11.  The aggregate amount, if any, of withdrawals, drawings or payments under any Credit
     Enhancement, if any, required to be made with respect to any Series outstanding for
     the preceding Monthly Period                                                                      $          0.00
                                                                                                       ---------------

12.  The Aggregate Investor Percentage of Collections of Principal Receivables processed by
     the Servicer during the related Monthly Period is equal to                                        $ 88,569,482.90
                                                                                                       ---------------

13.  The amount equal to the Aggregate Investor Percentage of Annual Membership Fees
     deposited to the Finance Charge Account or any Series Account on or before the Transfer
     Date during the current month is equal to                                                         $     53,340.59
                                                                                                       ---------------

14.  The aggregate amount of Interchange to be deposited in the Finance Charge Account
     on the Transfer Date of the current month is equal to                                             $    715,076.18
                                                                                                       ---------------

15.  The aggregate amount of all sums payable to the Investor Certificateholder of each Series
     on the succeeding Distribution Date with respect to Certificate Principal                         $648,750,000.00
                                                                                                       ---------------

16.  The aggregate amount of all sums payable to the Investor Certificateholder of each Series
     on the succeeding Distribution Date with respect to Certificate Interest                          $    838,125.01
                                                                                                       ---------------

17.  The aggregate amount of Default Amounts processed by the Servicer as of the end of
     the last day of the preceding Monthly Period                                                      $ 36,519,919.09
                                                                                                       ---------------

18.  To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:
     None

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     IN  WITNESS  WHEREOF,  the  undersigned  has  duly  executed  and  delivered  this  Certificate this  12th  day  of  March,  2003.


     BANK  OF  AMERICA,  NATIONAL  ASSOCIATION  (USA)
     TRANSFEROR  AND  SERVICER


     By:  /s/  R.  Brian  Rozelle
     ----------------------------
     Name:     R.  Brian  Rozelle
     ----------------------------
     Title:    Assistant  Vice  President
     ------------------------------------
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